EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock, $.01 par value, of Golden Entertainment, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: October 30, 2017

The Goldman Sachs Group, Inc.

by	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

Goldman Sachs & Co. LLC

by	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

WH Advisors, L.L.C. 2007

by	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

Whitehall Street Global Real Estate Limited Partnership 2007

by	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

W2007 Finance Sub, LLC

by	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

W2007/ACEP Holdings, LLC

by	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact